SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

THE MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607
(Address of principal executive offices) (Zip Code)

(513) 943-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The Midland Company (the "Company") entered into indemnification agreements with all of its current directors (each an "Indemnitee") on October 26, 2006, substantially in the form attached hereto. The indemnification agreements generally require the Company to indemnify and hold an Indemnitee harmless to the greatest extent permitted by law for liabilities arising out of the Indemnitee's service to the Company as an officer or director, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also provide for the advancement of defense expenses by the Company.

A sample Indemnification Agreement is attached hereto as Exhibit 10, and the foregoing summary is qualified by reference to the terms and provisions of such indemnification agreement.

Item 9.01.    Financial Statements and Exhibits.

(c)  Exhibits

   Exhibit 10.1 - Sample Indemnification Agreement for directors of The Midland Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: October 30, 2006	By:	/s/W. Todd Gray
W. Todd Gray
Executive Vice President and Chief Financial Officer